UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2017, Basic Energy Services, Inc. (“Basic”) entered into a Distribution Agreement (the “Distribution Agreement”) with Raymond James & Associates, Inc. (the “Sales Agent”). Pursuant to the terms of the Distribution Agreement, Basic may sell from time to time to or through the Sales Agent shares of common stock, par value $0.01 per share (the “Shares”), having an aggregate offering price of up to $50,000,000 (the “Offering”). Basic filed a prospectus supplement, dated August 3, 2017 (the “Prospectus Supplement”), with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Offering. Sales of the Shares, if any, will be made by any method permitted by law that is deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the New York Stock Exchange, on any other existing trading market for the Shares, through a market maker or as otherwise agreed by Basic and the Sales Agent.

Under the terms of the Distribution Agreement, Basic will pay the Sales Agent a commission rate of up to 2.0% (unless otherwise agreed) of the gross sales price per Share. In addition, Basic may also sell Shares from time to time to the Sales Agent as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Shares to the Sales Agent as principal would be pursuant to the terms of a separate terms agreement between Basic and the Sales Agent.

Basic intends to use the net proceeds from any sales pursuant to the Distribution Agreement, after deducting the Sales Agent’s commissions and Basic’s offering expenses, for general corporate and working capital purposes.

The Shares will be issued pursuant to Basic’s existing shelf registration statement on Form S-3 (File No. 333-217289), which was declared effective by the SEC on August 2, 2017, and the Prospectus Supplement.

The Distribution Agreement contains customary representations, warranties and agreements by Basic, indemnification obligations of Basic and the Sales Agent, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The summary of the Distribution Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Distribution Agreement, a copy which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A legal opinion relating to the Shares is filed herewith as Exhibit 5.1.

The Sales Agent and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for Basic and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

Item 7.01 Regulation FD Disclosure.

On August 3, 2017, Basic issued a press release announcing the commencement of the Offering. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall be deemed “furnished,” not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Distribution Agreement, dated August 3, 2017, by and among Basic Energy Services, Inc. and Raymond James & Associates, Inc.
5.1	Opinion of Andrews Kurth Kenyon LLP regarding legality of the Shares.
23.1	Consent of Andrews Kurth Kenyon LLP (included in its opinion filed as Exhibit 5.1).
99.1	Press Release dated August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

	By:	/s/ Alan Krenek
Alan Krenek Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: August 3, 2017

EXHIBIT INDEX

Exhibit No.	Description
1.1	Distribution Agreement, dated August 3, 2017, by and among Basic Energy Services, Inc. and Raymond James & Associates, Inc.
5.1	Opinion of Andrews Kurth Kenyon LLP regarding legality of the Shares.
23.1	Consent of Andrews Kurth Kenyon LLP (included in its opinion filed as Exhibit 5.1).
99.1	Press Release dated August 3, 2017